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                                    CONSENT

     The undersigned, Christopher J. Amenson, has been nominated to become a director of IWL Communications, Incorporated, a Texas corporation (the "Company"), upon completion of the Company's initial public offering pursuant to a Registration Statement on Form S-1 (the "Registration Statement") and hereby accepts such nomination. The undersigned hereby consents to being named as a director nominee in the Registration Statement.

Date: March 3, 1997                        /s/ Christopher J. Amenson
                                           -------------------------------------
                                           Christopher J. Amenson